UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 6, 2005

Pennichuck Corporation

(Exact Name of Registrant as Specified in Its Charter)

New Hampshire

(State or Other Jurisdiction of Incorporation)

0-18552	02-0177370

(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054

(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5191

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

      On September 6, 2005 Pennichuck Water Works, Inc. ("Pennichuck"), the Company's largest subsidiary, filed with the New Hampshire Public Utilities Commission (the "NHPUC") a motion for summary judgment, asking the NHPUC to dismiss in its entirety the petition filed by the City of Nashua, New Hampshire (the "City") that, as the Company previously reported, seeks to acquire all of Pennichuck's utility assets under the New Hampshire utility municipalization statute, NHRSA Ch. 38. Under NHRSA Ch. 38, if the NHPUC makes a finding that it is in the public interest to do so, a municipality may take the assets of a utility providing service in that municipality. The NHPUC is also charged with determining the amount of compensation for the assets that it finds is in the public interest for the municipality to take. The case before the NHPUC is designated In the matter of City of Nashua: Taking Of Pennichuck Water Works, Inc., Docket No. DW 04-048.

      The City filed its petition under NHRSA Ch. 38 in March 2004, seeking to take by eminent domain all of the utility assets of the Company's three utility subsidiaries. The NHPUC issued an order on January 21, 2005, ruling, among other things, that (1) the City does not have the legal authority to pursue a taking of the assets of the two utility subsidiaries that provide no service in Nashua, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc., and (2) the City does have the legal authority to pursue a potential taking of all of the assets of Pennichuck, subject to a determination by the NHPUC as to what portion of those assets, if any, is in the public interest for the City to take.

      An October 1, 2004 NHPUC order, required the City to file testimony "on its technical, financial and managerial capability to operate the public utilities as requested and how the public interest would be served by the taking." The City filed written testimony on November 22, 2004, purporting to support its position that the proposed taking is in the public interest.

Pennichuck's summary judgment motion includes the following assertions:

*	The City's public interest case now is complete and the City generally has no right to file any supplemental public interest testimony at this stage.

*	The "public interest" element of the City's case is premised on the City's expressed intention to contract out the operation of the water system that the City seeks to acquire from Pennichuck.

*

The City has not presented to the NHPUC any information regarding the identity, experience, capabilities, cost, integrity, local presence or other qualifications of any party who would operate, or oversee the operation of, the water system that the City seeks to acquire from Pennichuck.

*

The City has not met its burden to prove that it has the technical and managerial capability to operate the water system that the City seeks to acquire from Pennichuck, and Pennichuck therefore is entitled to a judgment as a matter of law.

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There can be no assurance, however, that the NHPUC will grant Pennichuck's motion for summary judgment.

      In April 2005, the NHPUC established a procedural schedule for the remainder of the City's case that will culminate in a hearing on the merits of the City's petition in September 2006, if there are no changes. There can be no assurance that the procedural schedule will not change. There are several motions pending before the NHPUC, including the motion for summary judgment described above. NHPUC action on one or more of those motions could cause the NHPUC to delay the procedural schedule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

Date: September 7, 2005	By:	/s/ Donald L. Correll

Name: Donald L. Correll
Title: President and Chief Executive Officer

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